UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 2, 2008

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Other Events.

In connection with (i) the phase-in of the Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001) (the “New Surplus Contract”) between Liquidity Services, Inc. (the “Company”) and the Defense Reutilization and Marketing Service of the U.S. Department of Defense (the “DRMS”) and (ii) the wind-down of Commercial Venture II (CV-II) (Sales Contract Number 99-0001-0002) (the “Surplus Contract”) between the DRMS and the Company, the DRMS provided written notice to the Company on September 2, 2008 that the DRMS was terminating the performance period of the Surplus Contract effective as of November 1, 2008.  The Company expects to commence operations under the New Surplus Contract on or about November 1, 2008.

The New Surplus Contract was awarded to the Company on July 31, 2008, and is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2008.The Company and the DRMS previously entered into a Supplemental Agreement effective as of May 13, 2008, extending the performance period of the Surplus Contract by 180 days from the original termination date to December 19, 2008 and allowing either party to terminate the Surplus Contract (without cost to the Government) upon 60 days written notice to the other party.

The notice from the DRMS terminating the performance period of the Surplus Contract effective as of November 1, 2008 is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

10.1 Notice of Termination of Commercial Venture II (CV-II) (Sales Contract Number 99-0001-0002)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: September 5, 2008	By:	/s/ James E. Williams
Name: James E. Williams
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Notice of Termination of Commercial Venture II (CV-II) (Sales Contract Number 99-0001-0002)